SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934.

                               April 5, 2001
        ----------------------------------------------------------------
               Date of Report (Date of earliest event reported)


                           CCC GLOBALCOM CORPORATION
                           -------------------------
          (Name of Small Business Issuer as specified in its charter)

                  Nevada                              36-36939936
                  ------                              -----------
          (State or other jurisdiction of           (I.R.S. employer
           incorporation or organization          identification No.)

                          SEC File Number 33-30365-C

          1250 Wood Branch Park Drive, 6th Floor, Houston, TX 77079
         -----------------------------------------------------------
                    (Address of principal executive offices)

        Registrant's telephone no., including area code: (281) 529-4600
       ----------------------------------------------------------------



              16350 Park Ten Place, Suite 241, Houston, TX 77084
         (Former name or former address, if changed since last report)

Item 2.   Acquisitions or Disposition of Assets

     On April 5, 2001, CCC GlobalCom Corporation (OTCBB: CCGC) acquired selected assets from Equalnet Communications Corp. (OTCBB: ENET). The assets acquired include: a customer base of approximately 30,000 long distance customers, 65 employees, and telecommunication hardware switching equipment and networks. CCC GlobalCom and Equalnet will combine the operations into 32,000 square feet of office space previously occupied by Equalnet. Additionally, CCC GlobalCom purchased two Siemans and one debit card switch from d-Tel Network, LLC for $750,000 cash.

     The purchase price for the acquired assets was approximately $8,750,000, payable as follows:

      Cash                    $ 1,250,000
      Assumed Liabilities     $ 7,500,000

     The acquisition was funded in part by a $10,000,000 revolving line of credit provided by RFC Capital.


Item 7. Financial Statements and Exhibits

     A. Financial Statements. As of the date of the initial Form 8-K filing relating to the acquisition described in Item 2, it was impractical for CCC Globalcom to provide the financial statements required by this Item 7(a). Attached hereto are the following financial statements:

     Proforma Balance Sheet at March 31, 2001
     Proforma Statement of Operations for the year ended December 31, 2000 Proforma Statement of Opertaitons for the three months ended March 31,2001 Audit Financial Statements of Equalnet for the year ended June 30, 2000.

     Financial Statements of Equalnet for the year ended June 30, 1999, are incorporated by reference from the Form 10-KSB of Equalnet for the year ended June 30, 1999. Equalnet's prior auditor would not consent to the inclusion of the Equalnet June 30, 1999 financial statements in this Form 8-K unless CCC Globalcom made a significant payment to such auditor. CCC Globalcom's auditor is currently reauditing Equalnet's financial statement for the year ended June 30, 1999.

      B.   Exhibits.

      10.1   Asset Purchase Agreement *
      10.2   First Amendment to Asset Purchase Agreement *

*Previously filed

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 18, 2001                      CCC GLOBALCOM CORPORATION


                                    By /s/   Ziad A. Hakim
                                       ----------------------------------------
                                             Ziad A. Hakim, CEO

                            CCC GLOBALCOM CORPORATION
                   Pro Forma Combined Financial Statements

                                                       CCC GLOBALCOM CORPORATION
                                         Pro Forma Combined Financial Statements









On April 5, 2001, CCC Globalcom Corporation (CCC) acquired selected assets of Equalnet, Inc. (Equalnet) in exchange for $500,000 cash and the assumption of certain liabilities and obligations totaling $7,500,000. In addition, CCC purchased switching equipment for $750,000. The following unaudited pro forma combined financial statements are presented as though the transaction occurred on January 1, 2000. The pro forma financial statements aggregate the balance sheet of CCC as of March 31, 2001 and the related statements of operations as of the year ended December 31, 2000, and three months ended March 31, 2001 and the balance sheet of Equalnet as of March 31, 2001 and the related statements of operations for the year ended December 31, 2000 and the three months ended March 31, 2001. The pro forma balance sheet and statements of operations used management assumptions as described in the notes and the historical financial information available at March 31, 2001. The format and amounts used in these pro forma financial statements are based on financial statements and subsequent unaudited financial information prepared by the Companies.

The pro forma combined financial statements are not necessarily indicative of the combined balance sheet and statements of operations which might have existed for the periods indicated or the results of operations as they may be now or in the future.

                                                       CCC GLOBALCOM CORPORATION
                                                Pro Forma Combined Balance Sheet
                                                      March 31, 2001 (Unaudited)


                                                     Pro forma
                             CCC                     Adjustments
                             Globalcom   Equalnet,   Increase       Pro forma
                             Corporation Inc.        (Decrease)     Combined
                             --------------------------------------------------
Assets

Current assets:
  Cash                       $   602,000$   261,000  $ (500,000) (1)$   363,000
  Accounts receivable, net       223,000  3,045,000           -       3,268,000
  Other current assets             3,000    206,000           -         209,000
                             --------------------------------------------------

      Total current assets       828,000  3,512,000           -       3,840,000

Deposit                          250,000          -           -         250,000
Property and equipment, net      118,000  1,569,000     750,000  (3)  2,437,000
Intangible assets, net           367,000          -   2,919,000  (1)  3,286,000
                             --------------------------------------------------

      Total assets           $ 1,563,000$ 5,081,000  $3,169,000     $ 9,813,000
                             --------------------------------------------------

Liabilities and Stockholders'
      Equity (Deficit)

Current liabilities:
  Accounts payable           $   103,000$ 11,519,000 $(11,519,000)(2)   103,000
  Accrued liabilities            137,000   4,852,000   (4,852,000)(2)   137,000
  Deferred income                 86,000           -           -         86,000
  Debt in default                      -   5,791,000   (5,791,000)(2)         -
  Contractual obligation with
    regard to receivable sales
    agreement                          -   5,523,000   (5,523,000)(2)         -
                             --------------------------------------------------

     Total current liabilities   326,000  27,685,000  (27,685,000)      326,000

  Long term debt                                          750,000 (3)
                                   8,000           -    7,500,000 (1) 8,258,000
                             --------------------------------------------------

     Total liabilities           334,000  27,685,000  (19,435,000)    8,584,000
                             --------------------------------------------------

Stockholders' equity (deficit):
  Preferred stock                      -  12,399,000  (12,399,000)(2)          -
  Common stock, 100,000,000 shares
    authorized 32,241,403 shares
    issued and outstanding,
    $.001 par value               32,000     424,000     (424,000)(2)    32,000
  Additional paid-in-capital   4,415,000  58,091,000  (58,091,000)(2) 4,415,000
  Treasury stock (38,504
    shares at cost)                    -     (45,000)      45,000 (2)          -
                                                       27,685,000 (2)
  Accumulated deficit         (3,218,000)(93,473,000)  65,788,000 (1)(3,218,000)
                             --------------------------------------------------

     Total stockholders'
      equity (deficit)         1,229,000 (22,604,000)  22,604,000     1,229,000
                             --------------------------------------------------

     Total liabilities and
      stockholders'equity
      (deficit)              $ 1,563,000$  5,081,000 $ 3,169,000     $9,813,000
                             --------------------------------------------------
                                       3

                                                       CCC GLOBALCOM CORPORATION
                                      Pro Forma Combined Balance Sheet Continued



(1) To record purchase of Equalnet, Inc. assets by CCC Globalcom Corporation.

(2) To eliminate liabilities not included in the asset purchase agreement and eliminate the equity of Equalnet, Inc.

(3) To record the purchase of switching equipment for $750,000.

                                                       CCC GLOBALCOM CORPORATION
                                      Pro Forma Combined Statement of Operations
                                   Three Months Ended March 31, 2001 (Unaudited)


                                                      Pro forma
                                   CCC                Adjustments
                                Globalcom   Equalnet, Increase    Pro forma
                                Corporation Inc.      (Decrease)  Combined
                                -----------------------------------------------

Sales                           $  406,000  $ 3,796,000 $       - $  4,202,000
Cost of sales                      321,000    2,417,000         -    2,738,000
                                -----------------------------------------------

  Gross profit                      85,000    1,379,000         -    1,464,000

General and administrative
  expense                          788,000    2,513,000         -    3,301,000
                                -----------------------------------------------

  Operating loss                  (703,000)  (1,134,000)        -   (1,837,000)

Other expense (income):
  Interest expense                  (1,000)    (186,000)        -     (187,000)
  Other income                       3,000           -          -        3,000
                                -----------------------------------------------

  Loss before income taxes        (701,000)  (1,320,000)        -   (2,021,000)

Income tax benefit                       -           -          -            -
                                -----------------------------------------------

  Net loss                      $ (701,000)$ (1,320,000)          $ (2,021,000)

                                -----------------------------------------------

Net loss per common share - basic and diluted                     $       (.06)
                                                                    ----------

Weighted average shares outstanding                                 32,283,000
                                                                    ----------

                                                       CCC GLOBALCOM CORPORATION
                                      Pro Forma Combined Statement of Operations
                                                    Year Ended December 31, 2000




                                                        Pro forma
                                    CCC                 Adjustment
                                 Globalcom  Equalnet,   Increase   Pro forma
                                Corporation Inc.        (Decrease) Combined
                                -----------------------------------------------

Sales                           $ 1,827,000  $21,483,000 $      -  $23,310,000
Cost of sales                     1,425,000   17,686,000        -   19,111,000
                                -----------------------------------------------

  Gross profit                      402,000    3,797,000        -    4,199,000

General and administrative
  expense                         2,219,000   25,101,000        -   27,320,000
                                -----------------------------------------------

  Operating loss                 (1,817,000) (21,304,000)       -  (23,121,000)

Other expense (income):
  Interest expense                        -   (1,314,000)       -   (1,314,000)
  Other income                       28,000            -        -       28,000
                                -----------------------------------------------

  Loss before income taxes       (1,789,000) (22,618,000)       -  (24,407,000)

Income tax benefit                        -            -        -            -
                                -----------------------------------------------

  Net loss                      $(1,789,000)$(22,618,000)       - $(24,407,000)
                                -----------------------------------------------

Net loss per common share -
  basic and diluted                                                 $     (.78)
                                                                    -----------

Weighted average shares outstanding                                 31,384,000
                                                                    -----------

                                                       CCC GLOBALCOM CORPORATION
                                Notes to Pro Forma Combined Financial Statements






     (1) On April 5, 2001, CCC Globalcom Corporation (CCC) acquired selected assets of Equalnet, Inc. (Equalnet) in exchange for $500,000 cash and the assumption of liabilities and obligations totaling $7,500,000. The pro forma combined financial statements at December 31, 2000 and March 31, 2001 assume the transaction occurred January 1, 2000.

     (2) During the period ended December 31, 2000, the Company had a reverse stock split of 1 share for 20 shares. All earnings (loss) per share reflect the reverse stock split as if it had taken place January 1, 2000.


     (3) The unaudited financial statements include the accounts of CCC Globalcom Corporation and subsidiaries and include all adjustments (consisting of normal recurring items) which are, in the opinion of management, necessary to present fairly the financial position as of March 31, 2001 and the results of operations and changes in financial position for the year ended December 31, 2000 and three months ended March 31, 2001. The results of operations for the three months ended March 31, 2001 are not necessarily indicative of the results to be expected for the entire year.

     (4) Loss per common share is based on the weighted average number of shares outstanding during the period.

                          EQUALNET COMMUNICATIONS CORP.
                                AND SUBSIDIARIES
                                  June 30, 2000
                        Consolidated Financial Statements

                                  EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES
                                      Index to Consolidated Financial Statements


--------------------------------------------------------------------------------





                                                               Page


Independent Auditors' Report                                   F-2


Consolidated balance sheet                                     F-3


Consolidated statement of operations                           F-4


Consolidated statement of stockholders' deficit                F-5


Consolidated statement of cash flows                           F-6


Notes to consolidated financial statements                     F-7





--------------------------------------------------------------------------------
                                                                             F-1

                                  EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                                    INDEPENDENT AUDITORS' REPORT





To the Board of Directors and Stockholders of Equalnet Communications Corp. and Subsidiaries


We have audited the consolidated balance sheet of Equalnet Communications Corp. and Subsidiaries (the Company) as of June 30, 2000, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the year ended June 30, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Equalnet Communications Corp. and Subsidiaries as of June 30, 2000, and the results of their operations and their cash flows for the year ended June 30, 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, there is substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to that matter are also described in note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                  TANNER + CO.

Salt Lake City, Utah
June 1, 2001

--------------------------------------------------------------------------------
                                                                             F-2

                                  EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                                      Consolidated Balance Sheet

--------------------------------------------------------------------------------
                                                 March 31,
                                                    2001          June 30,
                                                (unaudited)         2000
                                                ----------------------------
         Assets
Current assets:
   Cash                                         $    261,000    $    180,000
   Accounts receivable, net                        3,045,000       3,260,000
   Other current assets                              206,000         129,000
                                                ----------------------------

            Total current assets                   3,512,000       3,569,000

Property and equipment, net                        1,569,000       5,021,000
                                                ----------------------------

            Total assets                        $  5,081,000    $  8,590,000
                                                ----------------------------
--------------------------------------------------------------------------------

         Liabilities and Stockholders' Deficit
Current liabilities:
   Accounts payable                             $ 11,519,000    $  9,576,000
   Accrued expenses                                4,852,000       4,560,000
   Debt in default                                 5,791,000       7,666,000
   Contractual obligations with regard
     to receivable sales agreement                 5,523,000       5,523,000
                                                ----------------------------

            Total current liabilities             27,685,000      27,325,000

Commitments and contingencies                              -               -

Stockholders' deficit:
   Preferred stock $.01 par value; 5,000,000
     shares authorized                            12,399,000      12,399,000
   Common stock $.01 par value; 200,000,000
     shares authorized; 42,300,939 shares
     issued and outstanding                          424,000         424,000
   Additional paid-in-capital                     58,091,000      58,091,000
   Treasury stock 38,504 shares, at cost             (45,000)        (45,000)
   Accumulated deficit                           (93,473,000)    (89,604,000)
                                                ----------------------------

            Total stockholders' deficit          (22,604,000)    (18,735,000)
                                                ----------------------------

            Total liabilities and
              stockholders' deficit             $  5,081,000    $  8,590,000
                                                ----------------------------


--------------------------------------------------------------------------------
See accompanying notes to consolidated financial statements.                 F-3

                                  EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                            Consolidated Statement of Operations

--------------------------------------------------------------------------------

                                                Nine Months
                                                   Ended
                                                 March 31,       Year Ended
                                                    2001          June 30,
                                                (unaudited)         2000
                                                ----------------------------

Net sales                                       $ 13,933,000    $ 26,051,000

Cost of sales                                      8,722,000      19,140,000
                                                ----------------------------

         Gross profit                              5,211,000       6,911,000
                                                ----------------------------

Expenses:
   Selling, general and administrative             6,538,000      15,525,000
   Depreciation and amortization                   1,952,000       7,378,000
   Write-down of long lived assets                         -       7,639,000
                                                ----------------------------

                                                   8,490,000      30,542,000
                                                ----------------------------

         Loss from operations                     (3,279,000)    (23,631,000)

Other income (expense):
   Interest expense                                 (590,000)     (1,630,000)
                                                ----------------------------

         Loss before provision for income tax     (3,869,000)    (25,261,000)

Provision for income taxes                                 -               -
                                                ----------------------------

         Net loss                               $ (3,869,000    $(25,261,000)
                                                ----------------------------

Preferred stock dividends and deemed
  distributions                                 $          -    $ (2,027,000)

Net loss applicable to common shareholders      $(3,869,000)    $(27,288,000)
                                                ----------------------------

Loss per common share - basic and diluted       $     (0.09)    $      (0.82)
                                                ----------------------------

Weighted average common shares - basic and
  diluted                                        42,301,000       33,307,000
                                                ----------------------------



------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.
                                                                             F-4

                                  EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES
                                 Consolidated Statement of Stockholders' Deficit

                                                    Year Ended June 30, 2000 and
                                         Period Ended March 31, 2001 (unaudited)
--------------------------------------------------------------------------------

                                                        Additional
                                   Preferred   Common    Paid-In   Treasury  Deferred  Accumulated
                                     Stock     Stock     Capital    Stock   Compensation Deficit    Total
                                  ----------------------------------------------------------------------------

Balance, July 1, 1999             $16,153,000$  284,000$49,859,000$(232,000)$ (20,000)$(62,316,000)$3,728,000

Preferred stock beneficial conversion       -         -    880,000        -         -     (880,000)        -

Conversion of Preferred stock into
common stock:
  Series A                         (1,263,000)   47,000    975,000  241,000         -           -          -
  Series B                         (3,000,000)   15,000  2,985,000        -         -           -          -
  Series D                           (131,000)   14,000    117,000        -         -           -          -
  Series E                           (500,000)    8,000    492,000        -         -           -          -

Stock issued for:
  Cash                                      -    20,000    675,000        -         -           -    695,000
  Services                                  -    19,000    602,000        -         -           -    621,000
  Payable                                   -     3,000     24,000        -         -           -     27,000
  Acquisition                               -    13,000    558,000        -         -           -    571,000

Exercise of common stock options            -     1,000     25,000        -         -           -     26,000

Stock acquired for treasury stock           -         -          -  (54,000)        -           -    (54,000)

Stock options and warrants issued for
servics                                     -         -    899,000        -         -           -    899,000

Dividends:
  Stock                             1,140,000         -          -        -         -  (1,140,000)         -
  Cash for fraction shares                  -         -          -        -         -      (7,000)    (7,000)

Deferred compensation amortization          -         -          -        -    20,000           -     20,000

Net loss                                    -         -          -        -         - (25,261,000)(25,261,000)
                                  ----------------------------------------------------------------------------
Balance, June 30, 2000             12,399,000   424,000 58,091,000   (45,000)$      - (89,604,000)(18,735,000)

Net loss (unaudited)                        -         -          -        -         -  (3,869,000) (3,869,000)
                                  ----------------------------------------------------------------------------
Balance, March 31, 2001
(unaudited)                       $12,399,000$  424,000$58,091,000$   45,000 $      - $93,473,000$(22,604,000)
                                  ----------------------------------------------------------------------------

--------------------------------------------------------------------------------
See accompanying notes to consolidated financial statements.                 F-5

                                  EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                            Consolidated Statement of Cash Flows
--------------------------------------------------------------------------------
                                                Nine Months
                                                   Ended
                                                March 31, 2001     Year Ended
                                                (unaudited)      June 30, 2000
                                                ------------------------------

Cash flows from operating activities:
  Net loss                                      $ (3,869,000)    $(25,261,000)

  Adjustments to reconcile net loss to net
    cash provided by operating activities:
   Depreciation and amortization                   1,952,000        7,378,000
   Amortization of unearned compensation                   -           20,000
   Issuance of common stock for services                   -          621,000
   Issuance of stock option/warrant for services           -          899,000
   Provision for bad debt                          1,171,000        4,146,000
   Write-down of assets                                    -        7,639,000
   (Increase) decrease in:
      Receivables                                   (956,000)        (154,000)
      Other receivables                                    -          472,000
      Other current assets                           (77,000)         272,000
      Other assets                                         -          407,000
   Increase (decrease) in:
      Accounts payable                             1,943,000        5,729,000
      Accrued liabilities                            292,000       (1,189,000)
                                                -----------------------------

         Net cash provided by
         operating activities                        456,000          979,000
                                                -----------------------------

Cash flows from investing activities:
  Purchase of property and equipment                       -         (634,000)
  Cash paid for acquisitions of business and assets        -         (157,000)
                                                -----------------------------

         Net cash used in
         investing activities                              -         (791,000)
                                                -----------------------------

Cash flows from financing activities:
  Proceeds from issuance of common stock                   -          695,000
  Decrease in notes payable and long-term debt      (375,000)      (1,567,000)
  Proceeds from note payable                               -          126,000
  Proceeds from exercise of common stock and options       -           26,000
  Dividends paid                                           -           (7,000)
  Net proceeds on contractual obligations with regards
    to receivables sales agreement                         -          507,000
  Treasury stock                                           -          (54,000)
                                                -----------------------------

        Net cash used in
        financing activities                        (375,000)        (274,000)
                                                -----------------------------

Net increase (decrease) in cash                       81,000          (86,000)

Cash, beginning of period                            180,000          266,000
                                                -----------------------------

Cash, end of period                             $    261,000     $    180,000
                                                -----------------------------
--------------------------------------------------------------------------------
See accompanying notes to consolidated financial statements.                 F-6

                                  EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES
                                      Notes to Consolidated Financial Statements

                                                        Year Ended June 30, 2000
--------------------------------------------------------------------------------


1. Organization     Organization
   and              Equalnet Communications Corp., formerly Equalnet Holding
   Summary of       Corp., (the Company) is a national long-distance telephone
   Significant      company which provides services to small commercial and
   Accounting       residential accounts nationwide.  The Company is comprised
   Policies         of four wholly-owned operating subsidiaries, EqualNet
                    Corporation (EqualNet), USC Telecom, Inc. (USC Telecom),
                    Netco Acquisition Corp. (Netco), and Freecaller
                    Communications Corporation (Freecaller).

                    Principles of Consolidation
                    The consolidated financial statements include the accounts of all majority-owned and controlled subsidiaries of the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

                    Concentration of Credit Risk
                    The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

                    Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of trade receivables. In the normal course of business, the Company provides credit terms to its customers. Accordingly, the Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses.

                    Cash and Cash Equivalents
                    For purposes of the statement of cash flows, cash includes all cash and investments with original maturities to the Company of three months or less.



--------------------------------------------------------------------------------
                                                                             F-7

                                  EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------



1. Organization     Property and Equipment
   and              Property and equipment are recorded at cost, less
   Summary of       accumulated depreciation.  Additions of new equipment and
   Significant      major replacements of existing equipment are capitalized.
   Accounting       Depreciation on property and equipment is determined using
   Policies         the straight-line method over the estimated useful lives of
   Continued        the various classes of assets, which range from four to ten years. Leasehold improvements are amortized over the shorter of their useful lives or the term of the lease. Minor expenditures for maintenance and repairs are expensed when incurred. Gains and losses on sale or disposal of property and equipment are reflected in operations.

                    Revenue Recognition
                    The Company recognizes revenue in the month customers complete telephone calls.

                    Impairment of Long-Lived Assets
                    The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through undiscounted future cash flows. If it is determined that an impairment loss has occurred based on expected cash flows, such loss is recognized in the statement of operations.

                    The Company had non-cash write-downs of assets during the year ended June 30, 2000 in the amount of approximately $7,639,000.

                    Income Taxes
                    The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.


--------------------------------------------------------------------------------
                                                                             F-8

                                  EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

1. Organization     Earnings Per Share
   and              The computation of basic earnings per common share is based
   Summary of       on the weighted average number of shares outstanding during
   Significant      each year.
   Accounting
   Policies         The computation of diluted earnings per common share is
   Continued        based on the weighted average number of shares outstanding during the year plus the common stock equivalents, which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the year. Options and warrants to purchase 14,796,315 shares of common stock at prices ranging from $.18 to $7.50 per share were outstanding at June 30, 2000, but were not included in the diluted earnings per share calculation because the effect would have been antidilutive.

                    Use of Estimates in the Preparation of Financial Statements The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. Bankruptcy       The Company and its subsidiaries, EqualNet, NetCo, and USC
   Filings          Telecom, filed voluntary petitions for relief under Chapter
                    11 of the United States Bankruptcy Code (the Bankruptcy
                    Code) on August 9, 2000 (the petition date) in the United
                    States Bankruptcy Court for the Southern District of Texas
                    (Bankruptcy Court), Houston, Texas. In January 2001, the
                    Company exchanged in foreclosure switching equipment with a book value of $1,500,000 for notes in default totaling
                    $1,500,000. Effective April 5, 2001 as part of a
                    reorganization, substantially all of the assets of the
                    Company were sold to CCC GlobalCom Corporation for $500,000 cash plus assumption of certain liabilities totaling
                    $7,500,000. It is not known when or if the Company will
                    emerge from bankruptcy protection.
--------------------------------------------------------------------------------
                                                                             F-9

                                  EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

2. Bankruptcy       On September 10, 1998, EqualNet, filed for relief under
   Filings          Chapter 11 of the Bankruptcy Code in Bankruptcy Court.
   Continued        Pursuant to Section 1107 and 1108 of the Bankruptcy Code,
                    EqualNet managed its assets and operated its business as a debtor-in-possession pending confirmation of its reorganization plan, which plan was confirmed on April 28, 1999.

3. Going            At June 30, 2000, the Company has a working capital deficit,
   Concern          a stockholders' deficit, and has suffered recurring losses.
                    In addition, subsequent to year end, the Company filed a petition for bankruptcy (see note 2). These conditions raise substantial doubt about the ability of the Company to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effect on recoverability of assets or amounts of liabilities that might result from the outcome of this uncertainty.

                    Management intends to continue to work through the Bankruptcy Court and is considering merger possibilities with businesses that might value the public entity. However, there can be no assurance they will be successful.

4. Detail of        Receivables and preferred stock consist of the following at
   Certain          June 30, 2000:
   Balance
   Sheet                Receivables:
   Accounts                Trade receivables                       $  5,399,000
                           Allowance for doubtful accounts           (2,139,000)
                                                                   -------------

                                                                      3,260,000
                                                                   -------------
                        Preferred stock:
                        Series A
                        2,500 shares authorized, 869 shares
                        issued and outstanding                          869,000

                        Series B
                        3,000 shares authorized, 0 shares
                        issued and outstanding                                -


--------------------------------------------------------------------------------
                                                                            F-10

                                  EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

4. Detail of            Series C
   Certain              300,000 shares authorized, 227,950
   Balance Sheet        shares issued and outstanding                 6,269,000
   Accounts
   Continued            Series D
                        6,500 shares authorized, 3,994
                        shares issued and outstanding                 2,264,000

                        Series E
                        900,000 shares authorized, 0 shares
                        issued and outstanding                            -

                        Series F
                        6,500 shares authorized, 3.392
                        shares issued and outstanding                 2,997,000
                                                                   -------------

                                                                   $ 12,399,000
                                                                   -------------

5. Property and     Property and equipment is recorded at cost and consisted of
   Equipment        the following at June 30, 2000:

                        Telecommunications switches                $  2,821,000
                        Computer equipment                            5,202,000
                        Furniture and fixtures                        1,209,000
                        Leasehold improvements                        1,255,000
                                                                   -------------

                                                                     10,487,000
                        Less accumulated depreciation and
                          amortization                               (5,466,000)
                                                                   -------------

                                                                   $  5,021,000
                                                                   -------------


--------------------------------------------------------------------------------

                                  EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


6. Debt in Default      Note payable to a company in thirty-six
                        monthly installments of approximately
                        $159,000 including interest at an index
                        rate based on the US Treasury rate plus
                        6.42%, secured by certain assets of the
                        Company, and guaranteed by an officer/
                        shareholder of the Company. The note
                        matures March 2001. Subsequent to
                        year end this note was assigned to a
                        company indirectly owned in part by the
                        guarantor and foreclosed upon (see
                        note 19).                                     $4,123,000

                        Note payable to a company bearing interest
                        at prime plus 5%, secured by assets, customer
                        base and the stock of EqualNet and USC Telecom
                        owned by the Company, matures July 21, 2000.
                        Due to the Company being in violation of
                        certain loan covenants, the note is classified
                        as  default.                                   1,197,000

                        Note payable to a company in monthly
                        installments of $41,667, including interest
                        at prime plus 5%, secured by assets and
                        customer base of the Company, matures in
                        June 29, 2001. Due to the Company being in
                        violation of certain loan covenants, the note
                        is classified as debt in default.              1,000,000

                        Note payable to a financial institution
                        bearing interest at a rate of prime plus
                        2.5%, was due on February 28, 1999, and is
                        secured by the assets of USC Telecom. The
                        Company is currently in default of this note
                        and the debt is classified as debt in default
                        as of June 30, 2000.                             559,000

                        Note payable to a company owned by a major
                        shareholder for certain advances made on
                        behalf of the Company bearing interest at a
                        rate of 11% and is due December 31, 2000.
                        The Note is secured by assets of the Company.
                        At June 30, 2000, the note is classified as
                        debt in default due to the Company subsequently
                        filing for Bankruptcy.                           444,000
--------------------------------------------------------------------------------
                                                                            F-12

                                  EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

6. Debt in Default      Unsecured note payable to a company bearing
   Continued            interest at a rate of 12% and is due on
                        July 1, 2000. The note is classified as debt
                        in default due to the Company subsequently
                        filing for Bankruptcy.                           200,000

                        Note payable to a company in thirty-six
                        monthly installments of approximately
                        $7,000 including interest at prime plus 5%,
                        with a balloon payment at the maturity date of
                        the note which is May 31, 2001.                  143,000
                                                                      ----------

                                                                      $7,666,000
                                                                      ----------

7. Contractual      EqualNet and USC Telecom have entered into an arrangement
   Obligations      with RFC Capital Corporation (formerly Receivables Funding
   with Regards     Corp.) (RFC) which is essentially a receivable purchase
   to Receivable     arrangement which based borrowing capacity on a percentage
   Sales            of outstanding receivables up to a specified maximum of
   Agreement        $11,500,000 for EqualNet and $750,000 for USC Telecom. The
                    agreements allow RFC to cease funding new receivables without prior written notice. A program fee applies to the outstanding balance of net purchased receivables equal to the prime rate plus 4%. The aggregate total owed to RFC under these agreements at June 30, 2000 is $5,523,000.

8. Capital Stock    As of June 30, 2000 the Company has authorized 200,000,000 shares of $.01 par value common stock and 5,000,000 shares of $.01 par value preferred stock. In addition, a one-for-
                    ten reverse stock split has been approved by the
                    shareholders to be implemented at a future date at the
                    discretion of the Board of Directors.
--------------------------------------------------------------------------------
                                                                            F-13

                                  EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

8. Capital Stock    Series A Preferred Stock
   Continued        During fiscal year 1998 the Company issued 2,000 shares of
                    Series A Convertible Preferred Stock (Series A Preferred) valued at $2,000,000 and had 869 shares of Series A
                    Preferred with a stated value of $1,000 per share outstanding at June 30, 2000. Series A Preferred dividends are cumulative at the rate of $60 per year, payable quarterly in either cash or additional shares of Series A
                    Preferred. The Holders of Series A have the right to convert their shares into the Company's common stock based upon a formula which, subject to the Company's listing on a national exchange, will not be less than $0.75 per share of common stock. Should the Company be delisted from all national exchanges, the conversion floor is removed and the conversion formula of 85% of the Average Market Price has no lower conversion price per share limit. The Series A
                    Preferred has a per share $1,000 liquidation preference plus accrued and unpaid dividends. Series A Preferred is redeemable at a rate of $1,000 per share at the option of the holder when certain events, which are in control of the Company, occur. Series A Preferred ranks senior to the Company's other series of preferred stock in liquidation preference


                    The Company issued 102 shares of Series A Preferred during the year ended June 30, 2000 as dividends. In addition, holders of Series A Preferred converted 1,263 shares of Series A Preferred into 5,190,912 shares of common stock during the year ended June 30, 2000.


                    Series B Preferred Stock
                    During fiscal year 1998, the Company issued 3,000 shares of Series B Convertible Preferred Stock (Series B Preferred) valued at $3,000,000. During the year ended June 30, 2000 all of Series B Preferred was converted into 1,500,000 shares of common stock. No dividends were paid on Series B Preferred during fiscal year 2000.

--------------------------------------------------------------------------------
                                                                            F-14

                                  EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

8. Capital Stock    Series C Preferred Stock
   Continued        During fiscal year 1999 the Company the Company issued
                    196,553 shares of Series C Senior Convertible Preferred
                    Stock (Series C Preferred) valued at approximately
                    $5,405,000 in connection with an acquisition. In addition the Company issued 5,358 shares of Series C Preferred valued at approximately $147,000 in January 1999 as additional purchase consideration.

                    Series C Preferred Stock - Continued
                    As of June 30, 2000, the Company had 227,950 shares outstanding. Series C Preferred is non-voting and is convertible, at the holder's option, into ten shares of the Company's common stock, and has a liquidation preference of $27.50 per share, plus any accrued and unpaid dividends. Holders of Series C Preferred are entitled to receive dividend at the rate of $2.00 per year, payable quarterly in either cash or additional shares of Series C Preferred. Series C Preferred is redeemable after July 22, 1999, at the Company's option at a rate of approximately $28.19 per share of Series C Preferred if the Company's common stock is trading above $3.44 per share on a quoted national exchange. Series C Preferred is junior in liquidation preference to Series A Preferred and Series B Preferred.

                    The Company issued 16,004 shares of Series C Preferred during the year ended June 30, 2000 as dividends.
--------------------------------------------------------------------------------
                                                                            F-15

                                  EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

8. Capital Stock    Series D Preferred Stock
   Continued        During fiscal year 1999 the Company issued 3,750 shares of
                    Series D Senior Convertible Preferred Stock (Series D
                    Preferred) value at approximately $1,889,000. Series D
                    Preferred dividends are cumulative at the rate of $60 per year, payable in either cash or additional shares of Series
                    D Preferred. The Holders of Series D have the right to convert their shares into the Company's common stock based upon a formula which, subject to the Company's listing on a national exchange, will not be less than $0.75 per share of common stock. Should the Company be delisted from all national exchanges, the conversion floor is removed and the conversion formula of 85% of the Average Market Price has no lower conversion price per share limit. The Series D
                    Preferred has a $1,000 liquidation preference plus accrued and unpaid dividends. Series D Preferred is redeemable at a rate of $1,000 per share at the option of the holder when certain events, which are in control of the Company, occur.
                    Series D Preferred is junior in liquidation preference to Series A, B, and C Preferred.

                    The Company issued 348 shares of Series D Preferred during the year ended June 30, 2000 as dividends. In addition, holders of Series D Preferred converted 260 shares of Series D Preferred into 1,398,620 shares of common stock during the year ended June 30, 2000.


                    Series E Preferred Stock
                    During fiscal year 1999 the Company issued 833,333 shares of Series E Convertible Preferred Stock (Series E Preferred) valued at $500,000. During the year ended June 30, 2000 all of Series E Preferred was converted into 833,333 shares of common stock. No dividends were paid on Series E Preferred during fiscal year 2000.

--------------------------------------------------------------------------------
                                                                            F-16

                                  EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

8. Capital Stock    Series F Preferred Stock
   Continued        During fiscal year 1999 the Company issued 3,142 shares of
                    Series F Senior Convertible Preferred Stock (Series F
                    Preferred)  valued  at  approximately  $2,747,000.  Series F
                    Preferred dividends are cumulative at the rate of $60 per year, payable in either cash or additional shares of Series
                    F Preferred. The Holders of Series F have the right to convert their shares at a discounted price. A deemed distribution of approximately $880,000 was recorded during fiscal year ended June 30, 2000. Holders of Series F
                    Preferred have the right to convert their shares of Series F
                    Preferred into shares of the Company's into the Company's common stock based upon a formula which, subject to the Company's listing on a national exchange, will not be less than $0.75 per share of common stock. Should the Company be delisted from all national exchanges, the conversion floor is removed and the conversion formula of 85% of the Average
                    Market Price has no lower  conversion price per share limit.
                    The Series F Preferred has a $1,000 liquidation preference plus accrued and unpaid dividends. Series F Preferred is redeemable at a rate of $1,000 per share at the option of the holder when certain events, which are in control of the Company, occur. Series F Preferred is junior in liquidation preference to Series A, B, C, and D Preferred.


                    The Company issued 250 shares of Series F Preferred during the year ended June 30, 2000 as dividends.


                    Stock  Purchase  Plan
                    During 1995, the Company adopted the EqualNet Holding Corp. Employee Stock Purchase Plan (the Stock Purchase Plan) in which substantially all employees are eligible to participate. The Stock Purchase Plan provides eligible employees of the Company and its subsidiaries an opportunity to purchase shares of Common Stock through after-tax payroll deductions. The Company will match an amount equal to 15% of each participant's contribution. The Stock Purchase Plan is administered by an independent administrator which puchases shares of Common Stock on the open market with the amounts contributed by the participants and the matching contributions made by the Company.

--------------------------------------------------------------------------------
                                                                            F-17

                                  EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

9. Stock Option     Stock Option and Restricted Stock Plan
   Plan and         The Company has a Stock Option and Restricted Stock Plan
   Warrants         (the Option Plan). The Option Plan is administered by a
                    committee  appointed  by  the  Board  of  Directors,   which
                    determines the terms of options granted including the exercise price, the number of shares subject to the option, and the exercisability of the option. Under the Option Plan, the committee may grant restricted stock awards or options to purchase up to an aggregate of 4,000,000. In March of 2000 the Plan was amended to increase the aggregate number of shares for gant to 7,000,000.


                    The Option Plan provides for the grant of stock options and restricted stock. Restricted stock may be issued to employees for no payment by the employee or for a payment below fair market value on the date of grant. The restricted stock is subject to certain restrictions described in the Option Plan, with no restrictions continuing for more than five years from the date of the award. The Company granted 3,000 restricted stock awards for shares of Common Stock to certain key employees, none of whom is a director or executive officer of the Company as of June 30, 2000. These employees were not required to make any payment for these restricted stock awards. During the year ended June 30, 2000, 3,636 shares of common stock were received into treasury stock resulting from the forfeiture of restricted stock awards.


                    Non-Employee Director Stock Option Plan
                    The Company has a Non-Employee Director Stock Option Plan (the Director Option Plan). The Director Option Plan is administered by the Board of Directors. Pursuant to the Director Option Plan, each non-employee director receives options to purchase a number of shares of common stock equal to $60,000 divided by the fair market value of stock on the day before elected as a director and options to purchase a number of shares of common stock equal to $30,000 divided by the fair market value of stock the day before each annual meeting.

                    Information regarding stock options and warrants is summarized below:

--------------------------------------------------------------------------------
                                                                            F-18

                                  EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

9. Stock Option                                                       Range of
   Plan and                                                           Exercise
   Warrants                                      Number of  Number of Price Per
   Continued                                     Options    Warrants  Share
                                                 -------------------------------

                Outstanding at July 31, 1999   1,773,000  3,626,899 $ .55 - 7.50
                Granted                        4,125,000  6,972,500   .18 - 1.50
                Expired of forfeited          (1,587,084)      -      .25 - 1.88
                Exercised                       (114,000)      -      .25 -  .48
                                                 -------------------------------

                Outstanding at June 30, 2000   4,196,916 10,599,399 $ .18 - 7.50
                                                 -------------------------------

                    The Company adopted the disclosure only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation expense has been recognized for stock options granted to employees. Had compensation expense for the Company's stock options been determined based on the fair value at the grant date consistent with the provisions of SFAS No. 123, the Company's results of operations would have been reduced to the pro forma amounts indicated below at June 30, 2000:

                Net loss - as reported                 $(27,288,000)
                Net loss - pro forma                   $(27,425,000)
                Loss per share - as reported           $       (.82)
                Loss per share - pro forma             $       (.82)


                    The fair value of each option grant is estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions at June 30, 2000:

                Expected dividend yield                $         -
                Expected stock price volatility                150%
                Risk-free interest rate                          6%
                Expected life of options                    7 years


                    The weighted average fair value of options granted during the years ended June 30, 2000 is $.22.

--------------------------------------------------------------------------------
                                                                            F-19

                                  EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

                    The following table summarizes information about stock options and warrants outstanding at June 30, 2000:


                                           Outstanding          Exercisable
                               -------------------------------------------------
                                            Weighted
                                            Average
                                           Remaining Weighted           Weighted
                    Range of              Contractual Average            Average
                    Exercise      Number     Life    Exercise   Number  Exercise
                    Prices     Outstanding  (Years)   Price  Exercisable  Price
                   -------------------------------------------------------------

                   $ .18 - .44  9,657,000    5.99  $    0.24  5,475,500 $   0.25
                     .48 -1.00  3,718,482    3.54       0.87  3,557,732     0.88
                    1.13 -1.88    972,499    3.45       1.45    967,498     1.45
                    2.00 -4.25    348,334    2.55       2.26    348,334     2.26
                          7.50    100,000    1.34       7.50    100,000     7.50
                   -------------------------------------------------------------
                   $ .18 -7.50 14,796,315    5.10  $    0.57 10,449,064 $   0.71
                   -------------------------------------------------------------

10.Income Taxes     The provision for income taxes is different than amounts
                    which would be provided by applying the statutory federal income tax rate to loss before provision for income taxes for the following reasons as of June 30, 2000:


                        Federal income tax benefit at statutory rate $8,589,000
                        State income tax benefit at statutory rate    1,213,000
                        Other                                        (4,493,000)
                        Change in valuation allowance                (5,309,000)
                                                                    ------------
                                                                     $        -
                                                                    ------------
--------------------------------------------------------------------------------
                                                                            F-20

                                  EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------



10.Income Taxes     Deferred tax assets (liabilities) are comprised of the
   Continued        following:

                        Net operating loss carryforward        $ 21,611,000
                        Amortization of acquisition costs         5,611,000
                        Write-off of goodwill                       310,000
                        Allowance and reserves                      155,000
                        Other                                       188,000
                                                               ------------
                                                                 27,875,000
                        Valuation allowance                     (27,875,000)
                                                               ------------
                                                               $          -
                                                               ------------



                    A valuation allowance has been established for the net deferred tax asset due to the uncertainty of the Company's ability to realize such asset.


                    The Company has net operating loss carryforwards of approximately $63,561,000 at June 30, 2000 which are available to offset future taxable income which expire in 2012 through 2020. The utilization of the net operating loss carryforwards is dependent upon the tax laws in effect at the time the net operating loss carryforwards can be utilized. The Tax Reform Act of 1986 significantly limits the annual amount that can be utilized for certain of these carryforwards as a result of changes in the Company's ownership.

--------------------------------------------------------------------------------
                                                                            F-21

                                  EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

11.Lease            At June 30, 2000, the Company had a non-cancellable
   Obligations      operating lease for office space. This lease obligation has subsequently been assumed by CCC Globalcom Corporation (see note 19). Future minimum operating lease payments are approximately as follows for the years ending June 30:

                          2001                                $    373,000
                          2002                                     375,000
                          2003                                     375,000
                          2004                                     375,000
                          2005                                      62,000
                                                              ------------
                                                              $  1,560,000
                                                              ------------
                    Lease expense was approximately $432,000 for the year ended June 30, 2000.


12.Savings Plan     The Company sponsors a 401 (k) Plan (the Plan) which is open to all  employees  over the age of 21, who has completed six consecutive months of employment.  The Plan give the Company
                    the  option  to  determine   the  amount  the  Company  will
                    contribute each year. Contributions made to the Plan for the year ended June 30, 2000 were approximately $26,000. The
                    Plan during the year purchased approximately 873,000 shares of common stock of the Company for approximately $245,000.
                    Subsequent  to the year  ended June 30,  2000 the  Company's
                    Board of Directors terminated the Plan.


13.Supplemental     During the year ended June 30, 2000, the Company:
   Disclosure of
   Cash Flow        o  issued common stock in satisfaction of certain accounts
   Information         payable of $27,000.

                    o issued common stock from treasury with cost of $241,000 for satisfaction of conversion of preferred stock in the amount of $111,000, the Company recorded a $130,000 decrease in additional paid in capital.
--------------------------------------------------------------------------------
                                                                            F-22

                                  EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

                    o issued common stock of $4,783,000 in satisfaction of conversion of preferred stock.

                    o acquired common stock into treasury of $51,000 from an officer for reimbursement of stock issued in settlement of an obligation of the officer.

                    o issued common stock in the amount of $234,000, assumed payables in the amount of $16,000 as well as assumed a note payable and contractual obligations with regards to receivables sales agreement in the amount of $1,677,000 for the acquisition of certain assets of another company. The Company recorded an increase to fixed assets in the amount of $180,000 and customer acquisition costs of $1,747,000.

                    o issued common stock in the amount of $337,000, assumed payables in the amount of $67,000, and contributed a receivable in the amount of $621,000 and increased fixed assets in the amount of $1,025,000.

                    o  issued preferred stock of $1,140,000 as dividends.


                    o increased additional paid in capital and accumulated deficit in the amount of $880,000 for the beneficial conversion feature related to certain preferred stock.

                    o issued a note payable of $200,000 in satisfaction of certain accounts payable.


                    Actual amounts paid for interest and income taxes are as follows for June 30, 2000:


                        Interest                               $  1,392,000
                                                               ------------
                        Income taxes                           $     15,000
                                                               ------------

--------------------------------------------------------------------------------
                                                                            F-23

                                  EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

14.Related Party    During the year ended June 30, 2000 the Company had the
   Transactions     following related party transactions:

                    o Consulting services were provided to the Company by a former employee in exchange for stock with a fair market value of approximately $101,000.

                    o Consulting services were provided by an officer/ shareholder in exchange for approximately $119,000.

                    o Services were provided by and received from a shareholder in the net amount of approximately $317,000 in revenues.

15.Asset Purchase   Intelesis Group
   and              On October 29, 1999, one of the Company's wholly-owned
   Acquisitions     subsidiaries signed an agreement with The Intelesis Group,
                    Inc. (Intelesis) to acquire certain assets in exchange for a combination of shares of common stock,  cash, and assumption of certain liabilities. The Company paid total consideration
                    of  $150,000   cash,   contributed  a  note   receivable  of
                    approximately $621,000, and issued 899,807 shares of common stock.


                    Atcall, Inc.
                    On March 22, 2000 the Company acquired certain assets of Atcall, Inc. from the debtor in possession under a Chapter 11 proceeding of the United States Bankruptcy court. The purchase price paid for the acquired assets included the assumption of certain indebtedness on a limited recourse basis in the amount of approximately, $1,500,000, the assumption of $165,000 of indebtedness on a fully recourse basis, and the issuance of 365,044 restricted shares of common stock

                    As of June 30, 2000, management has determined that the assets acquired in the above acquisitions are impaired as defined in note 1, therefore, these assets have been written down to reflect their undiscounted future cash flows.

--------------------------------------------------------------------------------
                                                                            F-24

                                  EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

16.Fair Value of    The Company's financial instruments consist of cash,
   Financial        receivables, payables, and notes payable. The carrying
   Instruments      amount of cash, receivables, and payables approximates
                    fair value because of the short-term  nature of these items.
                    The carrying amount of notes payable approximates fair value
                    as  the  individual   borrowings  bear  interest  at  market
                    interest rates.


17.Commitments      On January 26, 2000, WorldCom Network Services, Inc. and MFS
   and              Telecom, Inc.(collectively WorldCom) filed suit against the
   Contingencies    Company and USC Telecom in the United States District Court
                    for the  District of Delaware  (Cause no.  00-049)  alleging damages under the filed rate doctrine of the  Communications of 1934, for breach of contract,  quantum meruit, and unjust enrichment  in  the  amount  of  $7,800,000  arising  out of service  allegedly  provided  to  customers  acquired by USC
                    Telecom   from   SA   Telecommunications,   Inc.   and   its
                    subsidiaries in their combined bankruptcy  proceedings.  The
                    Company  disputes  the  amount  owed and  believes  that the
                    claims  made  by  WorldCom   include  amounts  for  services
                    incurred  long after  WorldCom was directed to terminate the
                    services.   Additionally,   the  Company   believes  that  a
                    significant  portion  of the  amount  claimed  by WoldCom is duplicative  of claims  made by  WorldCom  against  EqualNet
                    Corporation, which were addressed in its reorganization plan under its first  bankruptcy.  The Company cannot  accurately
                    determine   the  extent  of  either  USC  Telecom's  or  the
                    Company's exposure, if any, in these proceedings. No amounts have been accrued in the financial statements relating to this litigation.

                    On November 4, 1999, Comdisco, Inc. (Comdisco) filed suit against the Company in the United States District Court for the Southern District of Texas (Cause No. H-99-3872)
                    alleging damage for breach of contract and promissory estoppel arising out of failure to pay for the purchase of certain assets in the amount of $155,000. The Company disputes the allegations of Comdisco. The Company listed the amount due Comdisco as a claim in its first bankruptcy, and asserts this is a liability of EqualNet Corporation in its bankruptcy proceeding, and not a liability of the Company. It is impossible at this time to state with any degree of certainty the ultimate exposure of the Company in this matter. No amounts have been accrued in the financial statements relating to this litigation.

--------------------------------------------------------------------------------
                                                                            F-25

                                  EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

17.Commitments      On September 21, 1998, Cyberserve, Inc., WSHS Enterprises,
   and              Inc. and William Stuart (collectively Bluegate) filed suit
   Contingencies    against the Company and Netco Acquisition LLC (Cause No.
   Continued        98-45115) alleging damages for breach of contract and other alleged claims. The lawsuit arose out of matters relating to a letter of intent wherein the Company proposed to purchase certain assets of Cyberserve, Inc. and WSHS Enterprises, Inc., subject to, among other things, the performance of due diligence by the Company. The damages Bluegate alleges it incurred were as a result of, among other things, the claimed modification of its business to its detriment in anticipation of the integration of its operations with those of the Company. It is imposible to determine with any degree of certainty what, if any, liability the Company or any of its subsidiaries may incur in this matter. No amounts have been accrued in the financial statements relating to this litigation.

                    The Company from time to time is involved in what it believes to be routine litigation, or other legal proceedings that may be considered as part of the ordinary course of its business. The Company does not believe that the adverse determination of any such claims would have a material adverse effect on either the results of operations or the financial condition of the Company.

18.Recent           SFAS No. 133, Accounting for Derivative Instruments and
   Accounting       Hedging Activities, was issued in June 1998 and amended by
   Pronounce-       SFAS No. 138, issued in June 2000. The requirements of SFAS
   ments            No. 133, as amended,  will be  effective  for the Company in the first quarter of the fiscal year beginning July 1, 2001.
                    The standard establishes  accounting and reporting standards for derivative  instruments  embedded in other contracts and
                    for  hedging   activities.   Under  the  standard,   certain
                    contracts that were not formerly considered  derivatives may now meet the  definition  of a  derivative.  The Company has determined  SFAS  133 to have  no  impact  on the  Company's financial  position  and results of  operations  because the
                    Company has no derivative activity.
--------------------------------------------------------------------------------
                                                                            F-26

                                  EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

18.Recent           SFAS No. 140, Accounting for Transfers and Servicing of
   Accounting       Financial Assets and Extinguishments of Liabilities, was
   Pronounce-       issued in September 2000.  SFAS No. 140 is a replacement of
   ments            SFAS No. 125, Accounting for Transfers and Servicing of
   Continued        Financial Assets and Extinguishments of Liabilities. Most of
                    the provisions of SFAS No. 125 were carried  forward to SFAS
                    No. 140 without  reconsideration by the Financial Accounting
                    Standards Board (FASB), and some were changed only in minor ways. In issuing SFAS No. 140, the FASB included issues and decisions that had been addressed and determined since the original publication of SFAS No. 125. SFAS No. 140 is effective for transfers after March 31, 2001. Management does not expect the adoption of SFAS No. 140 to have a significant impact on the financial position or results of operations of the Company.

                    Staff Accounting Bulletin No. 101 ("SAB 101"), Revenue Recognition in Financial Statements, was issued in December 1999. SAB 101 provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. SAB 101 is effective for the Company beginning April 1, 2001. The Company does not believe SAB 101 will have a material effect on its financial position or results of operations.


19.Subsequent       Subsequent to June 30, 2000, the following significant items
   Events           have occurred:


                    o The Company's rights to certain switching equipment were terminated due to foreclosure by the D-Tel Network (a company managed by a shareholder), LLC on a promissory note in default.

                    o The Company filed a voluntary petition for relief under
                      Chapter 11 of the United States bankruptcy code on August 9, 2000 (See note 2).
--------------------------------------------------------------------------------
                                                                            F-27

                                  EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------


19.Subsequent       o The Company entered into an asset purchase agreement with
   Events             CCC Globalcom Corporation (CCC) on April 5, 2001. Under
   Continued          the agreement, CCC agreed to purchase substantially all of the assets of the Company in exchange for $500,000 cash and the assumption of certain liabilities and commitments totaling $7,500,000.

                    o The Company's wholly owned subsidiaries, EqualNet and
                      USC Telecom changed their names to Erudite
                      Communications, Inc. and Rident Communications, Inc., respectively.



--------------------------------------------------------------------------------
                                                                            F-28